                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                    1934

    Filed by the registrant  /x/
    Filed by a party other than the registrant  / /
    Check the appropriate box:
    /x/ Preliminary proxy statement
    / / Definitive proxy statement
    / / Definitive additional materials
    / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         CARRAMERICA REALTY CORPORATION
                (Name of Registrant as Specified in Its Charter)

            The Board of Directors of CarrAmerica Realty Corporation
            --------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
    /x/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(i)(2).
    / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
    / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1)     Title of each class of securities to which transaction
                 applies:
                 ---------------------------------------------------------------


         (2)     Aggregate number of securities to which transaction applies:
                 ---------------------------------------------------------------


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
                 ---------------------------------------------------------------


         (4)     Proposed maximum aggregate value of transaction:
                 ---------------------------------------------------------------


    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)     Amount previously paid:
                 ---------------------------------------------------------------


         (2)     Form, schedule or registration statement no.:
                 ---------------------------------------------------------------


         (3)     Filing party:
                 ---------------------------------------------------------------


         (4)     Date filed:
                 ---------------------------------------------------------------


*Set forth the amount on which the filing fee is calculated and state how it was determined.

                         CARRAMERICA REALTY CORPORATION

                         1700 Pennsylvania Avenue, N.W.
                            Washington, D.C.  20006

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 12, 1996

         You are cordially invited to attend the 1996 Annual Meeting of Stockholders of CarrAmerica Realty Corporation (the "Company") to be held on Wednesday, June 12, 1996 at 9:00 a.m., eastern daylight savings time, at The Willard Inter-Continental Hotel, 1401 Pennsylvania Avenue, N.W., Washington, D.C. 20004 for the following purposes:

         1. To elect two directors to serve for a new one-year term, and four directors to serve for a new three-year term;

         2. To consider and act upon a stockholder proposal relating to the declassification of the Board of Directors for the purpose of director elections;

         3. To consider and act upon a stockholder proposal to amend the Company's By-laws to separate the offices of Chairman and Chief Executive Officer; and

         4. To transact such other business as may properly come before such meeting or any adjournments thereof.

         Only stockholders of record at the close of business on April 26, 1996 will be entitled to vote at the meeting or any adjournments thereof.

         IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


                                  BY ORDER OF THE BOARD OF DIRECTORS



                                  ----------------------------------
                                  Andrea F. Bradley
                                  Secretary

                         CARRAMERICA REALTY CORPORATION

                         1700 Pennsylvania Avenue, N.W.
                            Washington, D.C.  20006

                                   ----------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 12, 1996

         This Proxy Statement is furnished to stockholders of CarrAmerica Realty Corporation, a Maryland corporation (the "Company"), in connection with the solicitation of proxies for use at the 1996 Annual Meeting of Stockholders (the "Meeting") of the Company to be held on Wednesday, June 12, 1996 at 9:00 a.m., eastern daylight savings time, for the purposes set forth in the Notice of Meeting. This solicitation is made on behalf of the board of directors of the Company (the "Board of Directors" or the "Board").

         Holders of record of shares of common stock (the "Common Stock") of the Company as of the close of business on the record date, April 26, 1996, are entitled to receive notice of, and to vote at, the Meeting. The outstanding Common Stock constitutes the only class of securities entitled to vote at the Meeting, and each share of Common Stock entitles the holder thereof to one vote. At the close of business on April 26, 1996, there were 13,571,562 shares of Common Stock issued and outstanding.

         Shares represented by proxies in the form enclosed, if such proxies are properly executed and returned and not revoked, will be voted as specified. Where no specification is made on a properly executed and returned form of proxy, the shares will be voted FOR the election of all nominees for director and AGAINST the stockholder proposals to declassify the Board of Directors for the purpose of director elections and to separate the offices of Chairman and Chief Executive Officer. To be voted, proxies must be filed with the Secretary of the Company prior to the close of voting at the Meeting. Proxies may be revoked at any time before exercise thereof by filing a notice of such revocation or a later dated proxy with the Secretary of the Company or by voting in person at the Meeting.

         The Company's 1995 Annual Report to Shareholders for the year ended December 31, 1995 has been mailed with this Proxy Statement. This Proxy Statement, the form of proxy and the 1995 Annual Report to Shareholders were mailed to stockholders on or about May ___,1996. The principal executive offices of the Company are located at 1700 Pennsylvania Avenue, N.W., Washington, D.C. 20006.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

BOARD OF DIRECTORS

         The directors of the Company are divided into three classes, with approximately one-third of the directors elected by the stockholders annually. The directors whose terms will expire at the Meeting are Andrew F. Brimmer, Oliver T. Carr, Jr., George R. Puskar, William D. Sanders and Anthony R.
Manno, Jr. Messrs. Brimmer, Carr, Puskar and Sanders have been nominated for election at the Meeting as directors to hold office until the 1999 Annual Meeting of Stockholders and until their successors are elected and qualified. William D. Sanders was elected by the Board of Directors in connection with the investment by a wholly-owned subsidiary of Security Capital U.S. Realty of approximately $250 million in the Company (the "US Realty Transaction") to fill a vacancy created by the resignation of a director in the class of directors whose term expires at the Meeting. Mr. Manno has been nominated for election at the Meeting as a director to hold office until the 1997 Annual Meeting of Stockholders and until his successor is elected and qualified. Mr. Manno was elected by the Board of Directors in connection with the US Realty Transaction to fill a vacancy in the class of directors who term expires at the 1997 Annual Meeting of Stockholders, which vacancy resulted from the resignation of a director. J. Marshall Peck has been nominated for election at the Meeting as a director to hold office until the 1997 Annual Meeting of Stockholders and until his successor is elected and qualified in connection with the US Realty Transaction to fill a vacancy created by an increase in the size of the Board of Directors that was approved by the Board of Directors in April 1996.

         The Board of Directors of the Company recommends a vote FOR Andrew F. Brimmer, Oliver T. Carr, Jr., George R. Puskar and William D. Sanders, as directors to hold office until the 1999 Annual Meeting of Stockholders, and until their successors are elected and qualified and a vote FOR Anthony R. Manno, Jr., and J. Marshall Peck, as directors to hold office until the 1997 Annual Meeting of Stockholders, and until their successors are elected and qualified. Should any one or more of these nominees become unable to serve for any reason prior to the Meeting, the Board of Directors may designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees, or may reduce the number of directors on the Board of Directors.

NOMINEES FOR ELECTION TO TERM EXPIRING 1997

         Anthony R. Manno, Jr., 43, has been a director of the Company since May 1, 1996 following consummation of the US Realty Transaction. Mr. Manno is a Managing Director of Security Capital Investment Research Incorporated, an affiliate of Security Capital Group Incorporated ("Security Capital Group"), where he is responsible for corporate acquisitions. Mr. Manno is also a member of Security Capital Group's Investment Committee. Prior to joining Security Capital Investment Research Incorporated in March 1994, Mr. Manno was a managing director of LaSalle Partners Limited where he served in various capacities, including client manager for LaSalle Partners Limited's joint venture partner, Dai-ichi Mutual Life Insurance Company; manager of LaSalle Partners Limited's property finance group; and a member of its investment committee. Before joining LaSalle Partners Limited in March 1980, Mr. Manno was a commercial real estate loan officer of The First National Bank of Chicago. Mr. Manno is a Certified Public Accountant. Mr. Manno received his Masters in Business Administration, with a concentration in Finance, from the University of Chicago School of Business and his M.A. and B.A. in Economics from Northwestern University. Mr. Manno is a member of the Investment Committee of the Board of Directors.

         J. Marshall Peck, 44, has been nominated for election as a director to hold office until the 1997 Annual Meeting of Stockholders in connection with the US Realty Transaction. Mr. Peck is a Managing Director of Security Capital Investment Research Incorporated, where he is responsible for the operations and oversight of strategic investments. Prior to joining Security Capital Investment Research Incorporated in May 1996, Mr. Peck was a Managing Director of LaSalle Partners Limited since January 1989, where he served in various capacities over his 14-year tenure with LaSalle Partners Limited, with responsibility for operating groups within both the investment
and services businesses and was a member of its management committee.    Prior
thereto, Mr. Peck held various marketing and management positions in the Data Processing Division of IBM. Mr. Peck is past Chairman of the Pension Real Estate Association and serves on the National Real Estate Advisory Board of the Nature Conservancy. Mr. Peck received his B.A. degree from the University of North Carolina at Chapel Hill.

NOMINEES FOR ELECTION TO TERM EXPIRING 1999

         Andrew F. Brimmer, 69, has been a director of the Company since its commencement of operations. He has been the President of Brimmer & Company, Inc., an economic and financial consulting firm, since 1976. During 1995, Dr. Brimmer was appointed chairman of the District of Columbia Financial Control Board. Dr. Brimmer was a member of the Board of Governors of the Federal Reserve System from 1966 through 1974. He is also the Wilmer D. Barrett Professor of Economics at the University of Massachusetts--Amherst. Dr. Brimmer serves as a director of BankAmerica Corporation and Bank of America, BlackRock Investment Income Trust, Inc. (and other funds), PHH Corporation, E.I. du Pont de Nemours & Company, Navistar International Corporation, Gannett Company and Airborne Express. Dr. Brimmer received a B.A. and a masters degree in Economics from the University of Washington and holds a Ph.D. in Economics from Harvard University. Dr. Brimmer is a member of the Audit Committee of the Board of Directors.

         Oliver T. Carr, Jr., 71, has been the Chief Executive Officer and Chairman of the Board of Directors of the Company since its commencement of operations. Mr. Carr founded The Oliver Carr Company ("OCCO") in 1962 and since that time has been its Chairman of the Board and a director. In addition, Mr. Carr has served as President of OCCO since February 1993. He was Chairman of the Board of Trustees of the George Washington University until May 1995 and currently is Chairman of the Community Partnership for the Prevention of Homelessness. Mr. Carr is a member of the Executive Committee and the Investment Committee of the Board of Directors.

         George R. Puskar, 52, has been a director of the Company since its commencement of operations. He has served as the Chairman and Chief Executive Officer of Equitable Real Estate Investment Management, Inc. ("Equitable Real Estate") since 1988 and a vice president of The Equitable Life Assurance Society of the United States ("ELAS"). Mr. Puskar joined ELAS in 1966 in its local field office in Pittsburgh. Mr. Puskar became the President of Equitable Real Estate, a diversified real estate organization which is a subsidiary of ELAS, in 1984. Mr. Puskar is a board member of the International Council of Shopping Centers, Clark Atlanta University, The Atlanta Chamber of Commerce, the Vice Chairman and a board member of the National Realty Committee, and a member of the Advisory Board of the Wharton School's Real Estate Center in Philadelphia. Mr. Puskar is a member of the Executive Committee and the Nominating Committee of the Board of Directors.

         William D. Sanders, 54, has been a director of the Company since May 1, 1996 following consummation of the US Realty Transaction. He is the Founder and Chairman of Security Capital Group. Mr. Sanders retired on January 1, 1990 as chief executive officer of LaSalle Partners Limited, a firm he founded in 1968. LaSalle Partners Limited is a major real estate services firm representing financial institutions and corporations in the United States and abroad with more than

700 employees. Mr. Sanders is a director of R.R. Donnelley & Sons Company and was formerly a director of Continental Bank Corporation, Continental Bank, N.A., King Ranch, Inc., LaSalle Partners Limited and its affiliates and Lone Star Technologies, Inc. Mr. Sanders is a former trustee and member of the executive committee of the University of Chicago and a former trustee fellow of Cornell University. Mr. Sanders received his Bachelor of Science from Cornell University. Mr. Sanders is a member of the Nominating Committee of the Board of Directors.

INCUMBENT DIRECTORS -- TERM EXPIRING 1997

         David Bonderman, 53, has been a director of the Company since its commencement of operations. He is the managing general partner of TPG Partners, L.P., a private investment partnership. From October 1971 through June 1983, Mr. Bonderman was an associate and then partner in the law firm of Arnold & Porter, Washington, D.C. From July 1983 through August 1992, Mr. Bonderman served as the Vice President and Chief Operating Officer of Keystone, Inc. (formerly the Robert M. Bass Group, Inc.). Mr. Bonderman also serves as a director of Bell & Howell Holdings Company, National Re Corporation, American Savings Bank, F.A., National Education Corporation and Continental Airlines, Inc. Mr. Bonderman holds a Bachelor of Arts degree from the University of Washington and an L.L.B. degree from Harvard University. Mr. Bonderman is a member of the Executive Compensation Committee of the Board of Directors.

         Robert O. Carr, 47, has been a director of the Company and President and a director of Carr Real Estate Services, Inc., the Company's management and leasing affiliate ("Carr Services, Inc."), since the commencement of their operations. Mr. Carr is a director of OCCO and, from 1987 until February 1993, Mr. Carr served as President of OCCO. Mr. Carr joined OCCO in 1973 and has served in a number of positions. Mr. Carr is a member of the Greater Washington Board of Trade, The District of Columbia Public Affairs Council and The Urban Land Institute. Mr. Carr holds a Bachelor of Arts degree from Trinity College in Hartford, Connecticut. Mr. Carr is the son of Oliver T. Carr, Jr. and the brother of Thomas A. Carr. Mr. Carr is a member of the Executive Committee of the Board of Directors.

INCUMBENT DIRECTORS -- TERM EXPIRING 1998

         Thomas A. Carr, 37, has been President and a director of the Company since its commencement of operations. Mr. Carr is also the Chief Operating Officer of the Company and has been since May 1995. From the Company's commencement of operations until May 1995, Mr. Carr was the Chief Financial Officer of the Company. Mr. Carr was President of Carr Partners, Inc., a financial services affiliate of OCCO, from 1991 until February 1993, when Carr Partners, Inc. ceased operations. Prior to becoming President of Carr Partners, Inc., Mr. Carr was Vice President of Suburban Development and Regional Development Partner for Montgomery County for OCCO, beginning in 1985. Mr. Carr is a director of OCCO. Mr. Carr holds a Masters degree in Business Administration from Harvard Business School, and a Bachelor of Arts degree from Brown University. Mr. Carr is a member of the Board of Governors of the National Association of Real Estate Investment Trusts and a director of Lafayette Square Partners, Inc. Mr. Carr is the son of Oliver T. Carr, Jr. and the brother of Robert O. Carr. Mr. Carr is a member of the Executive Committee and the Investment Committee of the Board of Directors.

         A. James Clark, 68, has been a director of the Company since its commencement of operations. He has been Chairman of the Board and President of Clark Enterprises, Inc., a Bethesda, Maryland-based company involved in real estate, communications, and commercial and residential construction, since 1972. The Clark Construction Group, Inc. a subsidiary of Clark Enterprises, Inc., is one of the nation's largest general building contractors. Mr. Clark is a member of the University of Maryland Foundation, and serves on the Board of Trustees of The Johns Hopkins University. He is also a member of the PGA Tour Investments Policy Board and a director of Lockheed Martin Corporation and Potomac Electric Power Company. Mr. Clark is a graduate of the University of Maryland. Mr. Clark is a member of the Executive Committee, the Investment Committee, the Executive Compensation Committee, and the Nominating Committee of the Board of Directors.

         Douglas T. Healy, 45, has been a director of the Company since its commencement of operations. Mr. Healy also has been a director of Carr Services, Inc. since March 1994. He serves as Executive Vice President of Equitable Real Estate and a vice president of ELAS. Mr. Healy joined Equitable Real Estate in 1977. He served as Senior Vice President in charge of Equitable Real Estate's New York Regional Office from 1984 to 1989, when he became Executive Vice President. Mr. Healy is a graduate of Towson State University and a member of The Urban Land Institute. Mr. Healy is a member of the Audit Committee of the Board of Directors.

         Wesley S. Williams, Jr., 53, has been a director of the Company since its commencement of operations. Mr. Williams has been a partner of the law firm of Covington & Burling since 1975. He was adjunct professor of real estate finance law at the Georgetown University Law Center from 1971 to 1973 and is a contributing author to several texts on banking law and on real estate finance and investment. Mr. Williams is also on the Editorial Advisory Board of the District of Columbia Real Estate Reporter. Mr. Williams serves as the Vice Chairman of the Boards of Directors of the Blackstar Communications Corporations of Florida, Michigan, Oregon and Washington, D.C. Mr. Williams also is Vice Chairman and co-Chief Executive Officer of the Board of Directors of The Lockhart Companies, Inc., and is a member of the Executive Committee of the Board of Trustees of Penn Mutual Life Insurance Company. Mr. Williams received a B.A. and J.D. from Harvard University, an M.A. from the Fletcher School of Law and Diplomacy and an L.L.M. from Columbia University. Mr. Williams is a member of the Executive Compensation Committee of the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

         In accordance with the By-laws of the Company, the Board of Directors has established an Executive Committee, an Investment Committee, an Audit Committee, an Executive Compensation Committee and a Nominating Committee. The membership of these Committees is set forth in the preceding sections of this Proxy Statement.

         The Executive Committee has the authority, subject to the Company's conflict of interest policies, to acquire and dispose of real property and the power to authorize, on behalf of the full Board of Directors, the execution of certain contracts and agreements, including those related to the borrowing of money by the Company. The Executive Committee met one time in 1995 and took action by unanimous written consent five times.

         The Investment Committee was established by the Board of Directors in April 1996 in general to approve agreements and other actions contemplated by and within the amounts established in the budget for the Company approved by the Board of Directors and to approve the acquisition of assets and the incurrence of indebtedness and other matters treated as capital items which involve less than $50 million for any single transaction or series of related transactions and, in the aggregate, represent not more than 10% of the Company's total assets during any fiscal quarter or that do not represent a material change from the Company's business plan. The Investment Committee does not have authority to approve any expenditure to or agreement with any member of the Investment Committee, any member of the immediate family of a member of the Investment Committee, or any entity in which any such person has a direct or indirect financial interest.

         The Audit Committee, which consists of two independent directors, was established to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. The Audit Committee met two times in 1995.

         The Executive Compensation Committee was established to determine compensation for the Company's executive officers and to implement the Company's option plans. The Executive Compensation Committee met one time in 1995 and took action by unanimous written consent one time.

         The Nominating Committee was established to consider and make recommendations to the Board of Directors regarding the size of the Board and nominees for election as members of the Board of Directors of the Company. The Committee is willing to consider nominees recommended by stockholders. Stockholders who wish to suggest qualified candidates should write to the Secretary of the Company and describe the qualifications of the persons they wish to have considered. The Nominating Committee did not meet in 1995, but took one action by unanimous written consent.

         The Board of Directors held eight meetings during 1995 and took action by unanimous written consent two times.

COMPENSATION OF DIRECTORS

         The Company pays its directors who are not officers of the Company fees for their services as directors. Directors receive annual compensation of $12,000 plus a fee of $1,000 (plus out-of-pocket expenses) for attendance (in person or by telephone) at each meeting of the Board of Directors. Directors who are not officers of the Company receive a fee of $500 for attendance (in person or by telephone) at each committee meeting held on a non-board meeting day. Officers of the Company who are directors are not paid any director fees. Pursuant to policies of ELAS, any remuneration received by a director that represents ELAS must be paid to ELAS.

         The Company has established the Non-Employee Director Stock Option Plan for the purpose of attracting and retaining directors who are not employees of the Company ("Non-Employee Directors"). The stock option plan provides for the grant of options that are exercisable at fair market value of the Company's Common Stock on the date of grant. The stock option plan was approved by the Company's stockholders at its Annual Meeting of Stockholders on April 28, 1995, following which each then-serving Non-Employee Director was granted options to purchase 3,000 shares of Common Stock of the Company. Immediately following each annual election of directors, each then serving Non-Employee Director will receive options to purchase 5,000 shares of Common Stock. The Non-Employee Director stock options vest over a three year period, 33 1/3% per year.

         As of December 31, 1995 the Company had 150,000 shares of Common Stock reserved for issuance under the Non-Employee Director Stock Option Plan, of which 21,000 options were outstanding.

                        STOCKHOLDER PROPOSAL RELATING TO
                 THE DECLASSIFICATION OF THE BOARD OF DIRECTORS
                     FOR THE PURPOSE OF DIRECTOR ELECTIONS
                                    (ITEM 2)



         The Service Employees International Union, 1313 L Street, N.W., Washington, D.C. 20005, holding 61 shares of Common Stock, has given notice of its intention to propose the following resolution at the Meeting:

"BE IT RESOLVED: The stockholders of Carr Realty Corporation urge that the Board of Directors take the necessary steps to declassify the Board of Directors for the purpose of director elections. The Board declassification shall be done in a manner that does not affect the unexpired terms of directors previously elected."

         The following statement has been submitted by the Service Employees International Union in support of the resolution:

         "The Board of Directors of Carr Realty Corporation is divided into three classes serving staggered three-year terms. It is our belief that the classification of the Board of Directors is not in the best interests of the [sic] Carr Realty Corporation and its' shareholders. The elimination of the staggered board would require each director to stand for election annually. This procedure would allow shareholders an opportunity to annually register their views on the performance of the board collectively and each director individually. Concerns that the annual election of all directors would leave Carr Realty Corporation without experienced board members in the event that all incumbents are voted out is unfounded. If the owners should choose to replace the entire board, it would be obvious that the incumbent directors' contributions were not valued.

         A classified board of directors protects the incumbency of the board of directors and current management which in turn limits accountability to stockholders. In addition to a classified board, the [sic] Carr Realty Corporation has the following measures which protect incumbency and limit accountability to shareholders. It is our belief that these protections for incumbents reduce management's accountability to shareholders and negatively impact financial performance.

         We urge you to VOTE FOR this proposal."

                        -----------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 2.

         The Company's current system of electing directors to staggered three-year terms has been in place since the Company completed its initial public offering of Common Stock in February 1993. Under this method, approximately one-third of the directors are elected annually by the Company's stockholders.

         The Board of Directors believes that board classification provides the Company and its stockholders with significant continuity and stability, factors which are of vital importance to the Company's business. At all times, the Company benefits from having at least two-thirds of the Board of Directors experienced with the Company's long-term business strategy and operations.
This enables the Board of Directors to build on past experience and plan for a reasonable time into the future. Board classification provides an effective balance between the need for continuity and experience on the Board and the need for revalidation of the stockholder mandate through the election process.

         The Board believes that directors elected to a classified Board are no less accountable to stockholders than they would be if elected annually. Directors are continually accountable to stockholders by virtue of state law fiduciary duties and their ongoing legal obligations to serve the best interests of all stockholders. Accountability is not affected by the length of a director's term.

         In addition, the classified Board is intended to encourage persons who may seek to acquire control of the Company to initiate such action through negotiations with the Board. At least two meetings of the stockholders would generally be required to replace a majority of the Board. Board classification reduces the risk to the Company and its stockholders of the uncertainty and instability resulting from a precipitous change in the majority control of the Board. By reducing the threat of an abrupt change in the composition of the entire Board, classification of directors would give the Board sufficient time to review any takeover proposal, study appropriate alternatives and achieve the best results for all stockholders. The Board believes that although a classified board enhances the ability to negotiate favorable terms with a proponent of an unfriendly or unsolicited proposal, it does not necessarily discourage takeover offers.

         Adoption of this proposal would not in itself eliminate the classified Board. The proposal is precatory, urging the Board of Directors to take steps to declassify the Board. Further action by the stockholders would be necessary to amend the Articles of Incorporation and By-laws of the Company with a vote of a majority of the stockholders cast at a stockholders meeting.

         The Board believes that a classified Board is in the best interests of the stockholders of the Company and that stockholders should oppose efforts to eliminate it.

                        -----------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 2.

                            STOCKHOLDER PROPOSAL TO
                         AMEND THE COMPANY'S BY-LAWS TO
          SEPARATE THE OFFICES OF CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                    (ITEM 3)

         Emanuel David Pastreich, 1631 S Street, N.W., #804, Washington, D.C., holding 4 shares of Common Stock, has given notice of his intention to propose the following resolution at the Meeting:

"RESOLVED, that the shareholders of Carr Realty Corporation amend Article 4,
Section 15 of the By-Laws as follows:

         DELETE existing Section 4.15
         INSERT in Lieu Thereof:

         Section 4.15 Chairman of the Board. The Board of Directors may choose a Chairman of the Board who shall, if present, preside at meetings of the Board and of the stockholders. The Chairman of the Board shall not be an officer of the Corporation. The latter [sic] sentence may not be amended or repealed except by holders of a majority of the issued and outstanding shares of Common Stock."

         Mr. Pastreich has not submitted to the Company a statement in support of his resolution.

                        -----------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 3.

         Oliver T. Carr, Jr. has served as the Chairman and Chief Executive Officer of the Company since its commencement of operations. By holding both positions, the Board believes that Mr. Oliver Carr has been better able to effectively act in both capacities. As Chief Executive Officer, Mr. Oliver Carr understands the day-to-day operations of the Company and thus, in his capacity as Chairman of the Board, is a more effective liaison between management of the Company and the Board of Directors. Similarly, as Chairman of the Board of Directors, Mr. Oliver Carr's ability to guide the Board of Directors in setting the overall direction for the Company in a manner which is consistent with the vision and objectives of management is enhanced because of his participation as Chief Executive Officer in formulating management's recommendations to the Board of Directors regarding long-term business plans.

         Directors of the Company, including the Chairman of the Board, are bound by state law-imposed fiduciary obligations to serve the best interests of the Company's stockholders. Separating the offices of Chairman and Chief Executive Officer would not serve to enhance or diminish the fiduciary duties of any director or officer of the Company. The Board of Directors currently believes that the fact that the positions of Chairman and Chief Executive Officer are held by the same person does not impair the independence, integrity or functioning of either the Chairman or the Chief Executive Officer but rather greatly enhances the productivity of both positions. It is important to note that there currently is nothing in the Company's By-laws which would preclude the Board of Directors from determining that the positions of Chairman and Chief Executive Officer should be held by different people, if, at some future time, the Board of Directors believes that such action is in the best interests of the Company's stockholders. The proposed amendment to the By-laws, however, limits the flexibility of the Board of Directors to act in the manner that it determines, based on the facts and circumstances at any given time, would best serve the stockholders' interests. The Chairman of the Board has no greater nor lesser vote on matters considered by the Board of Directors than any other director.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 3.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning the annual and long-term compensation for the chief executive officer and the four most highly compensated executive officers of the Company (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                         Long-Term
                                                                                       Compensation
                                              Annual Compensation                         Awards
                                  --------------------------------------------       ----------------
                                                                  Other Annual           Options             All Other
  Name and Principal Position     Year   Salary($)(1)    Bonus($) Compensation        Granted (#) (2)      Compensation
  ---------------------------     ----   -----------     -------- ------------        ---------------      ------------
Oliver T. Carr, Jr.               1995   $152,885(3)      --           --                   --               $8,695(6)
      Chairman of the Board       1994   $125,000         --           --                 81,500             $4,806(6)
      and Chief Executive Officer 1993   $108,200         --           --                 38,500             $8,900(6)

Thomas A. Carr                    1995   $225,000         --           --                   --               $8,782(7)
      President and Chief         1994   $225,000         --           --                 81,500             $9,306(7)
      Operating Officer           1993   $194,700        $29,530       --                 38,500             $3,600(7)

Robert O. Carr                    1995   $200,000         --           --                   --               $8,782(8)
      President of Carr           1994   $200,000         --           --                 51,500             $9,306(8)
      Services, Inc.              1993   $173,000        $19,369       --                 38,500             $3,000(8)

John J. Donovan, Jr.              1995   $543,462(4)      --           --                   --               $8,782(9)
      Senior Vice President of    1994   $387,452(4)      --           --                 31,500             $9,306(9)
      Carr Services, Inc.         1993   $263,600(4)     $11,863       --                 38,500             $  900(9)

Steven N. Bralower                1995   $249,148(5)      --           --                   --               $7,718(10)
      Senior Vice President of    1994   $256,635(5)      --           --                 26,500             $8,694(10)
      Carr Services, Inc.         1993   $178,400(5)      $5,931       --                 33,500             $2,200(10)

(1) The Company commenced operations on February 16, 1993. The amounts set forth as "Salary" for 1993 represent actual salary paid to such officers for the period from February 16, 1993 to December 31, 1993. The salaries of Messrs. Oliver T. Carr, Jr., Thomas A. Carr, Robert
         O. Carr, John J. Donovan and Steven N. Bralower for 1993 on an annualized basis were $125,000, $225,000, $200,000, $200,000 and
         $175,000, respectively. Compensation paid to Messrs. Robert Carr, Donovan and Bralower was paid by Carr Services, Inc.
(2) Represents options to purchase Class A Units of limited partner interest in Carr Realty, L.P. ("Class A Units") granted during the period ended December 31, 1995, 1994, and 1993 respectively. Class A Units are redeemable by the holder thereof for cash or Common Stock of the Company, at the option of the Company.
(3) Mr. Oliver Carr's employment contract was amended by the Board of Directors as of May 22, 1995, to increase his salary to $250,000 on an annualized basis effective as of October 1995. Mr. Oliver Carr's employment contract was also amended by the Board of Directors as of May 22, 1995 to permit Mr. Oliver Carr to receive additional compensation in such amounts and at such times as the Board of Directors determines.
(4) Salary for 1995, 1994 and 1993 for Mr. Donovan includes $333,462, $178,991 and $91,300, respectively, in commissions earned by Mr. Donovan based on certain leasing commissions earned by Carr Services, Inc.
(5) Salary for 1995, 1994 and 1993 for Mr. Bralower includes $59,148, $68,944 and $27,000, respectively, in commissions earned by Mr. Bralower based on certain leasing commissions earned by Carr Services, Inc.
(6) All Other Compensation for 1995, 1994 and 1993 consists solely of employer contributions to the Carr Realty Retirement Plan in the amount of $8,250, $3,750 and $8,000, respectively, and life insurance premiums in the amount of $445, $1,056 and $900, respectively, paid for the benefit of Mr. Oliver Carr.

(7) All Other Compensation for 1995, 1994 and 1993 consists solely of employer contributions to the Carr Realty Retirement Plan in the amount of $8,250, $8,250 and $2,700, respectively, and life insurance premiums in the amount of $532, $1,056 and $900, respectively, paid for the benefit of Mr. Thomas Carr.
(8) All Other Compensation for 1995, 1994 and 1993 consists solely of employer contributions to the Oliver Carr Retirement Plan and Trust in the amount of $8,250, $8,250 and $2,100, respectively, and life insurance premiums in the amount of $532, $1,056 and $900, respectively, paid for the benefit of Mr. Robert Carr.
(9) All Other Compensation for 1995, 1994 and 1993 consists solely of employer contributions to the Oliver Carr Retirement Plan and Trust in the amount of $8,250, $8,250 and $0, respectively, and life insurance premiums in the amount of $532, $1,056 and $900, respectively, paid for the benefit of Mr. Donovan.
(10) All Other Compensation for 1995, 1994 and 1993 consists solely of employer contributions to the Oliver Carr Retirement Plan and Trust in the amount of $7,186, $7,638 and $1,300 respectively, and life insurance premiums in the amount of $532, $1,056 and $900, respectively, paid for the benefit of Mr. Bralower.


OPTION PLANS

         Options granted generally vest 20% on each of the first five anniversaries of the respective grant dates; provided that the options granted on January 28, 1994 commenced vesting on February 16, 1994 and vest 20% on each anniversary thereof. There were no options granted in 1995 to the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                              Number of Unexercised             Value of Unexercised
                                                              Securities Underlying                  In-the-Money
                             Shares                           Options at FY-End(1)              Options at FY-End(2)
                            Acquired         Value            --------------------          -----------------------------
Name                      on Exercise      Realized       Exercisable     Unexercisable     Exercisable     Unexercisable
- - ----                      -----------      --------       -----------     -------------     -----------     -------------
Oliver T. Carr, Jr.            --             --            55,700           64,300          $103,763         $109,925
Thomas A. Carr                 --             --            55,700           64,300           103,763          109,925
Robert O. Carr                 --             --            33,400           56,600            61,300           62,325
John J. Donovan, Jr.           --             --            29,400           40,600            58,800           52,325
Steven N. Bralower             --             --            25,400           34,600            51,050           45,075
- - ----------------------

(1) The number of unexercised options at fiscal year end is based on the number of shares of Common Stock for which each underlying Class A Unit of Carr Realty, L.P. would have been redeemable on that date.
(2) Based on the last reported sale price of the Common Stock on the NYSE on December 31, 1995 of $24.375.

         Upon exercise of an option, an optionee will be deemed to receive ordinary income in an amount equal to the difference between the exercise price and the fair market value of the underlying Class A Unit on the date of the exercise and Carr Realty, L.P. or Carr Services, Inc., as applicable, will be entitled to a deduction for the amount recognized as ordinary income by the optionee.

EMPLOYMENT CONTRACTS

         Each of Messrs. Oliver T. Carr, Jr., Thomas A. Carr, Robert O. Carr, John J. Donovan, Jr., and Steven N. Bralower have entered into employment contracts with the Company. These contracts, which expire on December 31, 1996, provide for annual compensation in the amounts set forth in the Summary Compensation Table above, exclusive of leasing commissions. Each contract includes provisions restricting the officers from competing with the Company during employment and, except in certain circumstances, for a limited period of time (or, in the case of Oliver T. Carr, Jr., indefinitely) after termination of employment. Each of the employment contracts provides for certain severance payments in the event of disability or termination by the Company without cause or by the employee with cause.

         By unanimous written consent as of May 22, 1995, the Board of Directors (with Mr. Oliver Carr recusing himself) approved the amendment of Mr. Oliver Carr's employment contract with the Company to increase his base salary to $250,000 per year effective as of October 1995, and to permit him to receive additional compensation in such amounts and at such times as the Board of Directors determines in its sole and absolute discretion.

Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1993, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate SEC filings, in whole or in part, the following Performance Graph and the Report on Executive Compensation shall not be incorporated by reference into any such filings:


                               PERFORMANCE GRAPH

               COMPARISON OF 35 MONTH CUMULATIVE TOTAL RETURN*
              AMONG CARR REALTY CORPORATION, THE S & P 500 INDEX
                         AND THE NAREIT EQUITY INDEX



            CARR
           REALTY       S&P    NAREIT
         CORPORATION    500    EQUITY
2/9/93      $100       $100    $100

12/93        109        109     112

12/94         93        111     116

12/95        138        152     134



*  $100 INVESTED ON 02/09/93 IN STOCK OR
   ON 01/31/93 IN INDEX -
   INCLUDING REINVESTMENT OF DIVIDENDS
   FISCAL YEAR ENDING DECEMBER 31.

                        REPORT ON EXECUTIVE COMPENSATION

         The following sets forth the report of the Executive Compensation Committee of the Board of Directors:

         The Company's Executive Compensation Committee (the "Committee") is comprised entirely of non-employee directors and is responsible for recommending to the Board of Directors compensation policies applicable to the Company's executive officers, including salaries and bonuses, and such other forms of compensation as the Committee deems appropriate. The Committee believes that the success of the Company is attributable to the dedication of its employees and, in particular, to the management and leadership effort of its executive officers. The Committee believes that the Company's compensation program must be structured in a manner that will help the Company attract and retain qualified executive officers. At the recommendation of the Committee, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's executive officers with those of its shareholders. The Committee annually deliberates the appropriate combination of cash and option-based compensation and, among other things, weighs the competitiveness of the Company's overall compensation arrangements in relation to comparable corporations.

         The Committee is committed to a compensation philosophy which rewards employees primarily on the Company's success in attaining corporate financial objectives and, secondarily, on the employee's success in attaining departmental and individual financial and qualitative performance objectives. In view of the significant shift in the business strategy of the Company and its aggressive national growth plan, management recommended to the Committee a substantially revised compensation plan in 1996 (the "Plan") which elaborates upon and formalizes the Company's prior compensation policies, plans and programs. At the Committee's direction, management retained a compensation consultant to assist it in the development of the Plan. The Committee sees the Plan as a transitional one due to the fact that the Company is in a period of significant change. Accordingly, the Committee intends to comprehensively re-examine the Plan for 1997 to tailor it to the Company's objectives and needs at that time. The Plan has been approved by the Board of Directors.

         Central to the Plan is the definition of detailed performance goals and financial targets. The Plan continues the three major components of the Company's prior compensation plans: base salaries and increases thereto; annual cash bonuses; and long-term incentive compensation.

Base Salaries

         Base salaries are determined by reference to a variety of factors, including level of responsibility, an analysis of job requirements and prior experience and accomplishments. Base salary ranges are established preliminarily after analyzing compensation surveys for the industry and similarly-situated companies. Base salaries for specific jobs are then determined by evaluating the knowledge required for the job, how the employee's knowledge is applied in completing assignments and the impact to the Company of the end results. The Company's annual base salaries and increases thereto have historically been in general below those of other publicly traded real estate investment trusts the Company has reviewed.

Annual Bonus Compensation

         An important feature of the Plan is the emphasis placed on annual cash incentive compensation as an integral part of an employee's total compensation package. Employees are expected to be successful in attaining well-defined performance criteria. These performance criteria are primarily quantitative goals for the performance of the Company and, in some cases, for a specific department and, to a lesser extent, individualized qualitative goals. Actual awards paid are based on actual performance. As part of the Plan, the Company will implement a comprehensive program of evaluating employee achievement based on preestablished detailed qualitative performance criteria.

         An aggregate of approximately $400,000 was paid in 1996 to a total of 7 executive officers and key employees of the Company as annual cash bonuses for 1995. The award of cash bonuses was based primarily of the fact that the Company exceeded its budgeted quantitative targets. In addition, the grant of cash bonuses in 1995 reflects recognition of the special efforts of certain executive officers and key employees in consummating the US Realty Transaction.

Long-Term Incentive Compensation

         The Company's long-term incentive compensation plan currently consists of option plans under which executive officers and other key employees of the Company are eligible to receive options to acquire Class A Units in Carr Realty, L.P. ("Options"). Class A Units of Carr Realty, L.P. are redeemable for Common Stock of the Company or, at the Company's election, cash equal to the value of an equal number of shares of Common Stock and, therefore, have a value equal to that of the Company's Common Stock.

         The purpose of Option grants is to offer employees an incentive to maximize their efforts to promote the Company's economic performance, thereby also advancing the interests of the Company's stockholders. Option grants have an exercise price at least equal to 100% of the fair market value of the underlying Class A Units on the date of grant (determined by reference to the Company's Common Stock) so that an employee does not profit from the Option unless the price of the Company's Common Stock increases. In addition, to encourage the Company's employees to seek long-term appreciation in the value of the Company's Common Stock, Options are not exercisable immediately upon grant, but instead vest over a specified period of time, and then only if the employee remains with the Company. Accordingly, an employee generally must remain with the Company for a period of 5 years to enjoy the full economic benefit of an Option.

         The Plan contemplates that the Committee will make Option awards on a periodic basis. The number of Options granted to a particular employee is based on the Company's financial success, its future business plans and the employee's individual position and level of responsibility within the Company. In granting Options in 1995, the Committee acknowledged that certain executive officers and key employees of the Company had previously been awarded Options and accordingly, Options were granted to these executive officers and key employees in 1995 solely to equalize the total number of Options among executive officers within the same job function category.

Chief Executive Officer Compensation

         The salary and long-term incentive awards of Mr. Oliver T. Carr, Jr. are determined substantially in conformity with the policies described above for all other executive officers of the Company. The base salary of Mr. Oliver
T. Carr, Jr. for 1995 was based on the terms of his employment agreement with the Company. That employment agreement was entered into on February 5, 1993 in connection with the Company's initial public offering. Mr. Carr was not granted any Options during 1995. Prior to October, 1995, Mr. Carr's base salary was significantly less than that of chief executive officers of many competitive companies. Mr. Carr's employment contract was amended in 1995 with the approval of the Board of Directors of the Company to increase Mr. Carr's annual base salary to $250,000 (effective as of October, 1995), and to permit the Board of Directors to award Mr. Carr a cash bonus in such amounts and at such times as the Board of Directors determines. For 1995, Mr. Carr received an annual cash bonus in 1996 of $67,500.

Carr Services, Inc.

         Certain of the executive officers of the Company are employed by Carr Services, Inc., in which the Company owns a preferred interest that entitles it to receive 95% of cash flow but does not control the voting Common Stock. As employees of Carr Services, Inc., these officers are paid by Carr Services, Inc. In making its base salary, annual bonus compensation and long-term incentive compensation decisions, Carr Services, Inc.'s board of directors considers all of the factors described above.

                                        David Bonderman
                                        A. James Clark
                                        Wesley S. Williams, Jr.



                       EXECUTIVE COMPENSATION COMMITTEE
                     INTERLOCKS AND INSIDER PARTICIPATION

         None of the members of the Executive Compensation Committee is an employee of the Company.

         As described below, A. James Clark, who is a member of the Executive Compensation Committee, owns interests in certain entities that, during 1995, were parties to certain transactions involving the Company.

         Carr Services, Inc. provides management and leasing services to properties owned by partnerships in which A. James Clark and/or Clark Enterprises, Inc. have interests. Carr Services, Inc. received revenue of $.4 million for 1995 from partnerships in which A. James Clark and/or Clark Enterprises, Inc. have interests.

         Wholly-owned subsidiaries of Clark Enterprises, Inc. have provided construction services to the Company. In connection with these services, the subsidiaries received payments from the Company of $.7 million for 1995, excluding payments described in the next paragraph. These amounts included amounts paid by these subsidiaries for materials and to sub-contractors.

         On September 26, 1994, the Company and Cousins Properties Incorporated entered into a joint venture ("CC-JM II Associates") to develop and own a new office building to be located in McLean, Virginia. Mr. Clark was a limited partner in the partnership which sold the land to CC-JM II Associates for a purchase price of $2.1 million. A wholly-owned subsidiary of Clark Enterprises, Inc. is providing construction services to the joint venture pursuant to an $18 million contract and, for the year ended December 31, 1995, received payments from the Company, including change orders, of $18.4 million.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of April 30, 1996 for (1) each person known by the Company to be holding more than 5% of the outstanding Common Stock, (2) each director and nominee of the Company and each Named Executive Officer, and (3) the directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes, all such interests are owned directly, and the indicated person or entity has sole voting and investment power. The number of shares reported as beneficially owned by a person represents the number of shares of Common Stock the person holds (including shares of Common Stock that may be issued upon exercise of options that are exercisable within 60 days of April 30, 1996) plus the number of shares into which Class A Units of Carr Realty, L.P. held by the person (including Class A Units of Carr Realty, L.P. that may be issued upon the exercise of options that are exercisable within 60 days of April 30, 1996) are redeemable (if the Company elects to issue shares rather than pay cash upon such redemption). For purposes of the following table, the number of shares of Common Stock and Class A and Class B Units deemed outstanding includes 25,200,469 (13,572,562 outstanding on April 30, 1996 and 11,627,907 issued in connection with the U. S. Realty Transaction) shares of Common Stock, 18,197,446 Class A and Class B Units of Carr Realty, L.P. (including the Class A Units held by the Company) and 414,540 Class A Units and 5,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 30, 1996. The extent to which a person holds shares of Common Stock, as opposed to Class A or Class B Units of Carr Realty, L.P. or options to purchase Class A Units of Carr Realty, L.P. or Common Stock which are exercisable within 60 days of April 30, 1996, is set forth in the footnotes.

                                                                                         PERCENT OF
                                                         NUMBER OF           PERCENT         ALL
NUMBER AND ADDRESS                                     SHARES/UNITS          OF ALL        SHARES/
OF BENEFICIAL OWNER                                 BENEFICIALLY OWNED      SHARES (1)    UNITS(2)
- - -------------------                                 ------------------      ----------    ---------
Security Capital U.S. Realty and Security
  Capital Holdings S. A. (3)  . . . . . . .             11,627,907            46.1%         39.0%
69, route d'Esch
L-2953 Luxembourg

Oliver T. Carr, Jr. (4) . . . . . . . . . .              1,656,466             6.3%         5.5%
CarrAmerica Realty Corporation
1700 Pennsylvania, N.W.
Washington, D.C. 20006

The Equitable Life Assurance
  Society of the United States (5)  . . . .              1,565,429             6.2%         5.2%
787 7th Avenue
New York, New York 10019

A. James Clark (6)  . . . . . . . . . . . .               929,575              3.6%         3.1%
Clark Enterprises, Inc.
7500 Old Georgetown Road
Bethesda, Maryland 20814

Thomas A. Carr (7)  . . . . . . . . . . . .               104,422               *             *
CarrAmerica Realty Corporation
1700 Pennsylvania Avenue, N.W.
Washington, D.C. 20006

Andrew F. Brimmer (8) . . . . . . . . . . .                1,000                *             *
4400 MacArthur Boulevard, N.W.
Washington, D.C.  20007

                                                                                         PERCENT OF
                                                         NUMBER OF           PERCENT         ALL
NUMBER AND ADDRESS                                     SHARES/UNITS          OF ALL        SHARES/
OF BENEFICIAL OWNER                                 BENEFICIALLY OWNED      SHARES (1)    UNITS(2)
- - -------------------                                 ------------------      ----------    --------
David Bonderman (9) . . . . . . . . . . . .               38,083                *             *
201 Main Street
Fort Worth, Texas 76102

William D. Sanders (10) . . . . . . . . . .                  0                  *             *
Security Capital Group
125 Lincoln Avenue
Sante Fe, NM  87501

J. Marshall Peck (11) . . . . . . . . . . .                  0                  *             *
Security Capital Investment Research
11 South LaSalle Street
Chicago, IL  60603

Steven N. Bralower (12) . . . . . . . . . .               53,887                *             *
Carr Services, Inc.
1700 Pennsylvania Avenue, N.W.
Washington, D.C. 20006

Anthony R. Manno, Jr.(13) . . . . . . . . .               10,000                *             *
11 South LaSalle Street
Chicago, Illinois  60603

Robert O. Carr (14) . . . . . . . . . . . .               64,619                *             *
Carr Services, Inc.
1700 Pennsylvania Avenue, N.W.
Washington, D.C. 20006

John J. Donovan, Jr. (15) . . . . . . . . .               52,036                *             *
Carr Services, Inc.
1700 Pennsylvania Avenue, N.W.
Washington, D.C. 20006

George R. Puskar (16) . . . . . . . . . . .               11,000                *             *
1150 Lake Hearn Drive, N.E.
Suite 400
Atlanta, Georgia 30342

Douglas T. Healy (17) . . . . . . . . . . .                1,000                *             *
5775 Peachtree Dunwoody Road
Suite 200-D
Atlanta, Georgia  30342

Wesley S. Williams, Jr. (18)  . . . . . . .                1,200                *             *
Covington & Burling
1201 Pennsylvania Avenue, N.W.
Washington, D.C. 20044

All officers and directors as a group                     3,116,579           11.3%         10.3%
(22 persons)

- - -------------------------
*Less than 1.0%

(1) Assumes that all Class A and Class B Units of Carr Realty, L.P. held by the person (including Class A Units issuable to such person upon exercise of options which are exercisable within 60 days of April 30,
       1996) are redeemed for shares of Common Stock. The total number of shares outstanding used in calculating this percentage includes all currently issued and outstanding shares of Common Stock plus shares of Common Stock issuable upon redemption of all Class A and Class B Units beneficially owned by the person, but assumes that none of the Class A and Class B Units held by other persons are redeemed for shares of
       Common Stock.
(2) Assumes that all Class A and Class B Units held by the person (including Class A Units issuable to such person upon exercise of options which are exercisable within 60 days of April 30, 1996) are redeemed for shares of Common Stock. The total number of shares outstanding used in calculating this percentage includes all currently issued and outstanding shares of Common Stock and assumes that all of the Class A and Class B Units held by other persons (including Class A Units issuable to such person upon exercise of options which are exercisable within 60 days of April 30, 1996) are redeemed for shares of Common Stock.
(3)    Security Capital U. S. Realty and Security Capital Holdings S.A. hold all of their interest in shares of Common Stock. These shares were purchased after the record date for the Meeting and therefore are not entitled to vote on the matters being considered herein.
(4) The aggregate amount of shares of Common Stock beneficially owned by Mr. Oliver T. Carr, Jr. consists of 71,045 shares of Common Stock and
       284,672 Class A Units owned directly by him, and 10,000 shares of Common Stock and 150,000 Class A Units owned by his spouse, 7,565 shares of Common Stock owned by Mr. and Mrs. Carr as joint tenants, 1,061,184 shares of Common Stock and Class A Units owned by OCCO, of which Mr.
       Carr is a director, chairman of the board, president and trustee of the majority stockholder and Mr. Carr's options to purchase 72,000 Class A
       Units which are exercisable within 60 days of April 30, 1996.   Of the
       amount shown, Mr. Carr and OCCO hold 1,085,133 Class A Units and 499,333 shares of Common Stock.
(5)    ELAS holds all of its interest in the Company in shares of Common Stock.
(6)    The aggregate amount of shares of Common Stock beneficially owned by Mr.
       A. James Clark consists of 359,596 Class A Units owned directly by him and 569,979 Class A Units owned by Clark Enterprises, Inc., of which Mr. Clark is chairman, president, a director and the majority stockholder.
(7) Mr. Thomas A. Carr is a director of OCCO. Mr. Carr disclaims beneficial ownership of the shares of Common Stock and Class A Units held by OCCO and the amount reported for him does not include such shares of Common Stock or Class A Units. Mr. Carr holds 29,515 Class A Units directly and 2,907 Class A Units are held by his children. Mr. Carr has options to purchase 72,000 Class A Units which are exercisable within 60 days of April 30, 1996. Mr. Carr was late in filing one Form 4 with the Securities and Exchange Commission reporting the gift of Units to four persons.
(8) Dr. Brimmer has options to purchase 1,000 shares of Common Stock of the Company which are exercisable within 60 days of April 30, 1996.
(9) The aggregate amount of shares of Common Stock beneficially owned by Mr. Bonderman consists of 22,176 Class A Units owned directly by him, 5,000 Class A Units owned by Group Management, Inc., of which Mr. Bonderman is the controlling person, 8,084 shares of Common Stock owned directly by Mr. Bonderman and 1,823 shares of Common Stock owned by Group Management, Inc. Mr. Bonderman has options to purchase 1,000 shares of Common Stock of the Company which are exercisable within 60 days of April 30, 1996.
(10) Mr. Sanders does not have beneficial ownership of shares of Common Stock of the Company.
(11) Mr. Peck does not have beneficial ownership of shares of Common Stock of the Company.
(12) Mr. Bralower holds 23,187 shares of Common Stock and has options to purchase 30,700 Class A Units which are exercisable within 60 days of April 30, 1996. Mr. Bralower was late in filing one Form 4 with the Securities and Exchange Commission reporting the transfer of the Units to him as deferred compensation, the redemption of Units and the sale of shares of Common Stock.
(13)   Mr. Manno holds 10,000 shares of Common Stock.
(14) Mr. Robert O. Carr is a director of OCCO. Mr. Carr disclaims beneficial ownership of the shares of Common Stock and Class A Units held by OCCO, and the amount reported for him does not include such shares of Common Stock or Class A Units. Mr. Carr holds 14,083 shares of Common Stock, 6,836 Class A Units and has options to purchase 43,700 Class A Units which are exercisable within 60 days of April 30, 1996.
(15) Mr. Donovan holds 16,336 shares of Common Stock and has options to purchase 35,700 Class A Units which are exercisable within 60 days of April 30, 1996. Mr. Donovan was late in filing one Form 4 with the Securities and Exchange Commission reporting the transfer of Units to him as deferred compensation, the redemption of Units and the sale of shares of Common Stock.
(16) Mr. Puskar, who is a director of the Company, is an officer of Equitable Real Estate, a wholly owned subsidiary of ELAS, but disclaims beneficial ownership of shares of Common Stock held by ELAS. The reported amount therefore does not include any shares held by ELAS. Mr. Puskar holds all of his interest in the Company in shares of Common Stock. The aggregate amount of shares of Common Stock beneficially owned by Mr. Puskar consists of 5,500 shares of Common Stock owned directly by him, 4,500 shares of Common Stock owned by his spouse and options to purchase 1,000 shares of Common Stock of the Company which are exerciseable within 60 days of April 30, 1996.
(17) Mr. Healy, who is a director of the Company, is an officer of Equitable Real Estate, a wholly owned subsidiary of ELAS, but disclaims beneficial ownership of shares of Common Stock held by ELAS. The reported amount therefore does not include any shares of Common Stock held by ELAS. Mr. Healy has options to purchase 1,000 shares of Common Stock of the Company which are exercisable within 60 days of April 30, 1996.
(18) Mr. Williams holds all of his interest in the Company in shares of Common Stock. Mr. Williams has options to purchase 1,000 shares of Common Stock of the Company which are exercisable within 60 days of April 30, 1996.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OCCO AND OLIVER T. CARR, JR.

         Carr Services, Inc. provides management and leasing services to properties owned by partnerships in which OCCO and/or Oliver T. Carr, Jr. (as well as A. James Clark and ELAS in some circumstances) have interests. Management fees are generally equal to 2% to 3% of collected revenue from the managed property, and leasing fees are generally equal to 1.5% to 2% of the rent payable over the life of the lease. Carr Services, Inc. received revenue from these affiliated partnerships of $6.7 million for 1995.

         CarrPark, Inc. ("CarrPark") a wholly owned subsidiary of OCCO, manages certain parking garages in properties owned by the Company. CarrPark is responsible for payment of all garage operating expenses. Fees paid by the Company to CarrPark for 1995 totaled $1.8 million.

         The Company leases office space from a partnership affiliated with OCCO. Rent paid to the partnership for 1995 was $.9 million.

         In connection with the Company's acquisition of 1717 Pennsylvania Avenue, Carr Development & Construction, the development business of OCCO, assisted the Company in its due diligence and underwriting work, and subsequently was retained as the development manager of the Company's current redevelopment of 1717 Pennsylvania Avenue. Fees paid by the Company to Carr Development & Construction for 1995 totaled $.5 million.

         On January 6, 1995, Carr Realty, L.P. and OCCO formed a new subsidiary, CRESNOVA. Carr Realty, L.P. owns approximately 98.8% of the economic interest in CRESNOVA, but OCCO owns 95% of the voting stock. On January 20, 1995, CRESNOVA acquired the property management and leasing business of The Evans Company, a Northern Virginia real estate company, for $7.1 million. The Evans Company's property management and leasing business included contracts to provide property management and leasing services for 11 commercial office buildings located in Northern Virginia. Carr Realty, L.P. also made a $1.5 million secured loan to The Evans Company. David W. Evans, a controlling shareholder of The Evans Company, is the brother-in-law of Oliver
T. Carr, Jr. On January 31, 1996, the Company terminated an agreement to acquire the development business of The Evans Company, and as a result in 1995 the Company recognized a $1.9 million loss consisting of 40,909 Units of Carr Realty, L.P., a cash payment of $750 thousand and various other acquisition costs of approximately $170 thousand. The Company elected to take this action in order to focus on implementing its national growth strategy precipitated by the Transaction, focusing solely on value office properties.

         Oliver T. Carr, Jr., as beneficial owner of the majority of shares of OCCO, also has an indirect material interest in the transactions involving OCCO described above.

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

         Carr Services, Inc. provides management and leasing services to properties owned by partnerships in which ELAS has interests. In addition to revenue received from partnerships in which OCCO also has an interest (as described above), Carr Services, Inc. received revenue of $.4 million for 1995 from partnerships in which ELAS has an interest.

         ELAS leases approximately 10,000 square feet of space in one of the Properties, and paid base rent to the Company in the amount of approximately $.3 million for 1995.


                                 OTHER MATTERS

         The Company has been advised that Emanuel David Pastreich, 1631 S Street, N.W., #804, Washington, D.C., holding 4 shares of Common Stock, intends to solicit proxies with respect to Item 3, Mr. Pastreich's proposal to amend the By-laws to separate the offices of Chairman and Chief Executive Officer. If Mr. Pastreich does not solicit proxies on his own with respect to the matter described in Item 3, the Company intends to use the discretionary authority conferred under Rule 14a-4(c)(1) of the rules promulgated under the Securities Exchange Act of 1934, as amended, to vote AGAINST this resolution if presented at the Meeting.

         The Company's management knows of no other matters which may be presented for consideration at the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters.


                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

         Proposals of stockholders to be presented at the 1997 Annual Meeting must be received by the Secretary of the Company prior to January 13, 1997 to be considered for inclusion in the 1996 proxy material. In addition, any stockholder who wishes to propose a nominee to the Board of Directors or submit any other matter to a vote at a meeting of stockholders (other than a stockholder proposal included in the Company's proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934, as amended), must comply with the advance notice provisions and other requirements of Section
3.11 of the Company's By-laws, which are on file with the Securities and Exchange Commission and may be obtained from the Secretary of the Company upon request.

                             VOTING PROCEDURES AND
                          COSTS OF PROXY SOLICITATION

         Each matter properly submitted to the stockholders for a vote is deemed approved if a majority of the shares of Common Stock of the Company present in person or by proxy at a meeting at which a quorum is present votes in favor of the matter. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum.

         Under the Company's Amended and Restated Bylaws and Maryland statutory law governing corporations organized under Maryland law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the voting shares of Common Stock present and entitled to vote, in person or by proxy, at the Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the most votes. All other proposals to come before the Meeting require the approval of a majority of the shares of Common Stock present and entitled to vote. Abstentions as to a particular proposal will have the same effect as votes against such proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

         The cost of preparing, assembling, and mailing the proxy materials will be borne by the Company. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which shares are beneficially owned by others, to send the proxy material to, and obtain Proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

         Your vote is important. Please complete the enclosed proxy card and mail it in the enclosed postage-paid envelope as soon as possible.

                                        By Order of the Board of Directors



                                        Oliver T. Carr, Jr.
                                        Chairman of the Board

May ___, 1996

                      THIS PROXY IS SOLICITED BY AND ON
                           BEHALF OF THE BOARD OF
                                  DIRECTORS

P                      CARRAMERICA REALTY CORPORATION
R
O         REVOCABLE PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
X                               JUNE 12, 1996
Y
         The undersigned hereby appoints Thomas A. Carr, Brian K. Fields and Andrea F. Bradley, or any of them, proxies, with full power of substitution, to act for and to vote the shares of the Common Stock of CARRAMERICA REALTY CORPORATION which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of said Company to be held on June 12, 1996, and at any and all adjournments thereof.

         Receipt of the Company's Notice of Annual Meeting of Stockholders and Proxy Statement is acknowledged.

    IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.


                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                  DETACH HERE

/x/      Please mark
         votes as in
         this example.
         This proxy when properly executed will be voted as directed hereon, or if no direction is indicated, will be voted FOR the election of the Board of Directors' nominees for Directors, AGAINST proposal 2, AGAINST proposal 3 and FOR proposal 4.

         1.  ELECTION OF DIRECTORS:

                                                                                                FOR     AGAINST     ABSTAIN
         Nominees for term expiring 1997:
         Anthony R. Manno, Jr., J. Marshall Peck
                                                          2.  Declassification of the Board     / /       / /         / /
         Nominees for term expiring 1999:                     of Directors for purposes of
         Andrew F. Brimmer, Oliver T. Carr, Jr.,              director elections.
         George R. Puskar, William D. Sanders

                   / / FOR     / / WITHHELD               3. Separation of offices of           / /       / /         / /
                       ALL         FROM ALL                  Chairman and Chief Executive
                     NOMINEES      NOMINEES                  Officer

                                                          4. In their discretion, the Proxies are authorized to
                                                             vote upon such other business as may properly
     / / ----------------------------------                  come before the meeting
         For all nominees except as noted above


                                                                    MARK HERE
                                                                    FOR ADDRESS        / /
                                                                    CHANGE AND
                                                                    NOTE AT LEFT

                                                             (Please date and sign exactly as name appears on
                                                             this proxy.  Joint owners should each sign. When
                                                             signing as attorney, executor, administrator,
                                                             trustee, guardian, etc.  give full title as well)

         SIGNATURE: _________  DATE: ____  SIGNATURE: _________  DATE: ____